Exhibit 10.20

MANAGEMENT INCENTIVE
AGREEMENT dated as of November , 2004 (this “Agreement”) by and between UAP HOLDING CORP., a Delaware corporation (the “Company”), and each of the HOLDERS (as hereinafter defined) that are parties hereto

RECITALS

WHEREAS, the holders listed on the signature page hereto (the “Holders”) are owners of equity securities of the Company and are parties to an Investor Rights Agreement dated as of November 24, 2003 with the Company (the “Investor Rights Agreement”);

WHEREAS, the Company proposes to carry out a public offering (the “Offering”) of its shares of Common Stock, par value $.001 per share (the “Common Stock”) and the Non-Apollo Group Holders recognize that such offering may be of benefit to them because the Company will permit such Non-Apollo Group Holders to sell a portion of their shares of Common Stock in the Offering;

WHEREAS, in connection with the Offering, the Holders and the Company desire to terminate the Investor Rights Agreement in its entirety and replace such Investor Rights Agreement with this Agreement;

WHEREAS, in connection with the Offering, the Company and each Non-Apollo Group Holder who is a party to a Retention Agreement, dated as of November 24, 2003, with the Company (each such agreement, a “Retention Agreement”) desire to terminate the Retention Agreements in their entirety and replace such Retention Agreements with this Agreement; and

WHEREAS, to the extent that any Holders have previously executed a Management Incentive Agreement with the Company (the “Old Management Incentive Agreement”) in connection with the Company’s filing with the Securities and Exchange Commission on May 14, 2004 of an amendment to its registration statement on Form S-1, each such Holder and the Company desire to terminate such agreement in its entirety and replace such Old Management Incentive Agreement with this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

LOCK-UP AND PERMITTED DISPOSITIONS

1.1 Restrictions on Transfer. Subject to Sections 1.2, 1.3 and 1.4 and Article VII:

(a) Without the prior written consent of the Company (which consent may be granted at any time and from time to time by the Company’s board of directors), no Non-Apollo Group Holder shall offer to sell, contract to sell, or otherwise sell, dispose of, loan, use as collateral or otherwise pledge, transfer, assign, hypothecate or otherwise grant any interest in or rights with respect to (collectively, “Transfer”) (i) any shares of Common Stock now owned or hereafter acquired by such Non-Apollo Group Holder pursuant to (A) the exercise of Options granted under the Company’s 2003 Stock Option Plan (as amended, restated or supplemented, the “2003 Stock Option Plan”) or (B) the Company’s 2003 Deferred Compensation Plan (as amended, restated or supplemented, the “2003 Deferred Compensation Plan”) or (C) the Company’s 2004 Deferred Compensation Plan (as amended, restated or supplemented, the “2004 Deferred Compensation Plan”), and (ii) any securities issued in respect of such shares of Common Stock (collectively, the “Securities”).

(b) Each Non-Apollo Group Holder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of any Securities held by such Non-Apollo Group Holder that are subject to this Article I, except in compliance with this Article I.

(c) Except as otherwise provided herein, each Non-Apollo Group Holder acknowledges that the restrictions set forth in this Section 1.1 shall continue to apply even if such Non-Apollo Group Holder ceases to be employed by the Company and/or its subsidiaries.

1.2 Exceptions. Notwithstanding the Transfer restrictions contained in Section 1.1 hereof:

(a) In connection with the Offering, on the Offering Date, each Non-Apollo Group Holder shall be permitted to sell to the underwriters in the Offering, in the manner set forth in this Section 1.2(a), up to an aggregate number of shares of Common Stock with a value, based on the Per Share Offering Price (as hereinafter defined), equal to the sum of (i) 15% of the value of the shares of Common Stock represented by the Deferred Shares with which such Non-Apollo Group Holder’s Deferred Compensation Accounts are credited under the Deferred Compensation Plans, after giving effect to the stock split to be consummated in connection with the Offering, such value to be based on the per share price paid to each Apollo Group Holder in respect of shares of Common Stock sold to the underwriters by such Apollo Group Holder in connection with the Offering (after giving effect to underwriting discounts and commissions) (the “Per Share Offering Price”), and (ii) 15% of the aggregate Net Option Value of such Non-Apollo Group Holder’s Options which are, or will become, Vested Options after giving effect to the closing of the Offering and for this purpose taking into consideration only the Trance B Options and Tranche C Options (i.e., Tranche A Options whether or not vested shall be excluded from this 15% calculation) (collectively, with respect to each Non-Apollo Group Holder, the “Initial Share Amount”). For purposes hereof, “Net Option Value” with respect to an Option means, in respect of each share of Common Stock issuable upon the exercise of that Option, the Per Share Offering Price less the per share exercise price of such Option (after giving effect to the stock split contemplated thereby). The parties hereto agree that, pursuant to Section 4 of the Investor Rights Agreement and Section 5.1(b) of each of the Deferred Compensation Plans, a number of Deferred Shares equal to the number of shares of Common Stock a Non-Apollo Group Holder is permitted to sell in connection with the Offering as calculated pursuant to this Section 1.2(a) shall be paid to such Non-Apollo Group Holder from the Deferred Compensation Plans immediately prior to the Offering.

(b) In connection with any distribution of shares of Common Stock from such Non-Apollo Group Holder’s accounts under the Deferred Compensation Plans to a Non-Apollo Group Holder pursuant to Section 5.1(a)(ii) or Section 5.1(a)(iii) of the Deferred Compensation Plans, each Non-Apollo Group Holder shall be permitted to sell all of the shares of Common Stock so distributed.

(c) Except as otherwise set forth in Section 1.2(f) hereof, on and after March 1, June 1, September 1 and December 1 of each year (each such date being a “Release Date”):

(i) commencing on December 1, 2006 in the case of all Non-Apollo Group Holders other than Kenneth Cordell and David Bullock, each Non-Apollo Group Holder shall be permitted to sell up to an aggregate number of Securities with a value, based on the Per Share Offering Price, equal to the sum of (i) 6.25% of the value of the shares of Common Stock represented by the Deferred Shares with which such Non-Apollo Group Holder’s Deferred Compensation Accounts are credited under the Deferred Compensation Plans on the Offering Date but, in each case, before giving effect to the payment of Deferred Shares in connection with the Offering contemplated by Section 1.2(a), such value to be based on the Per Share Offering Price, and (ii) 6.25% of the Net Option Value with respect to all outstanding Options (whether or not such Options are then vested) held by such Non-Apollo Group Holder on the Offering Date before giving effect to Section 1.2(a);

(ii) in the case of Kenneth Cordell (“Cordell”) and David Bullock (“Bullock”), on each of June 1, 2007 and September 1, 2007, Cordell and Bullock shall each be permitted to sell up to an aggregate number of Securities with a value, based on the Per Share Offering Price, equal to the sum of (i) 12.5% of the value of the shares of Common Stock represented by the Deferred Shares with which their respective Deferred Compensation Accounts are credited under the Deferred Compensation Plans on the Offering Date but, in each case, before giving effect to the payment of Deferred Shares in connection with the Offering contemplated by Section 1.2(a), such value to be based on the Per Share Offering Price, and (ii) 12.5% of the Net Option Value with respect to all outstanding Options (whether or not such Options are then vested) held by each of them respectively on the Offering Date before giving effect to Section 1.2(a). For avoidance of doubt, June 1, 2007 and September 1, 2007 shall each be deemed to be a “Release Date” as previously defined herein;

(iii) commencing on December 1, 2007, Cordell and Bullock shall each be permitted to sell up to an aggregate number of Securities with a value, based on the Per Share Offering Price, equal to the sum of (i) 6.25% of the value of the shares of Common Stock represented by the Deferred Shares with which their respective Deferred Compensation Accounts are credited under the Deferred Compensation Plans on the Offering Date but, in each case, before giving effect to the payment of Deferred Shares in connection with the Offering contemplated by Section 1.2(a), such value to be based on the Per Share Offering Price, and (ii) 6.25% of the Net Option Value with respect to all outstanding Options (whether or not such Options are then vested) held by each of them respectively on the Offering Date before giving effect to Section 1.2(a);

provided, however, that in no event shall the sum of (A) the percentage used to calculated the aggregate number of Securities a Non-Apollo Group Holder is permitted to sell in connection with the Offering pursuant to Section 1.2(a) and (B) the aggregate of all percentages used to calculate the aggregate number of Securities such Non-Apollo Group Holder is permitted to sell on each applicable Release Date pursuant to this Section 1.2(b) exceed 100%.

(d) Except as otherwise set forth in Section 1.2(e) hereof, at any time after a Release Date, in addition to the foregoing, each Non-Apollo Group Holder shall be entitled to sell a number of Securities equal to the number of such Securities that such Non-Apollo Group Holder was entitled to, but did not, sell as of such Release Date.

(e) In the event of (i) a Non-Apollo Group Holder’s Termination of Employment (y) by the Company for any reason other than Full Cause (as hereinafter defined) or (z) by such Non-Apollo Group Holder with Good Reason (as hereinafter defined), or (ii) a distribution pursuant to Section 2.6 of the Amended and Restated Trust Agreement for the Company’s Deferred Compensation Plans, such Non-Apollo Group Holder will, in addition to the foregoing, be permitted sell a number of Securities as is necessary in order for such Non-Apollo Group Holder to generate sufficient proceeds, net of any underwriter’s commissions and discounts, to satisfy any federal and state income tax liabilities incurred with respect to the distribution of Deferred Shares from such Non-Apollo Group Holder’s accounts under the Deferred Compensation Plans and the issuance of shares of Common Stock upon the exercise of Vested Options granted prior to the Offering Date, in each case, in connection with such Termination of Employment.

(f) Notwithstanding anything to the contrary contained in this Section 1.2 (but subject to Section 1.3), in the event of a Non-Apollo Group Holder’s Termination of Employment (i) by the Company for Full Cause or (ii) by such Non-Apollo Group Holder without Good Reason, such Non-Apollo Group Holder will not be permitted to Transfer any Securities for a period of six years following the date of the Termination of Employment.

1.3 Termination of Restrictions Upon Death. Notwithstanding anything contained in this Article I to the contrary, the restrictions on Transfer contained in Section 1.1 shall not apply to any Person to whom any Securities are Transferred upon the death of any Non-Apollo Group Holder; provided, however, that for purposes of this Section 1.3 such Person shall not be permitted to engage in any transaction described in Section 1.1 until the expiration of the period in which all members of the Apollo Group have similarly agreed not to engage in such a transaction, which period, for these purposes, shall not exceed three months.

1.4 Registration of Securities. Within two years of the consummation of the Offering, the Company will use its commercially reasonable efforts to file or cause to be filed and remain effective for so long as any Non-Apollo Group Holder beneficially owns Options granted under the 2003 Stock Option Plan and outstanding as of the Offering Date, a registration statement on Form S-8 or other appropriate form, with respect to the issuance of shares of Common Stock in connection with the exercise of such options.

ARTICLE II

SECURITIES LAWS

2.1 Securities Restrictions. No Securities shall be Transferred except upon the conditions specified in this Article II, which conditions are intended to insure compliance with the provisions of the Securities Act.

2.2 Legends. Each certificate representing Securities shall (unless otherwise permitted by the provisions of Section 2.3) be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A MANAGEMENT INCENTIVE AGREEMENT AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”), AND THE OTHER PARTIES NAMED THEREIN. THE TERMS OF SUCH AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2.3 Notice. The Holder of any Securities by acceptance thereof agrees, prior to any Transfer of any such Securities, to give written notice to the Company of such Holder’s intention to effect such Transfer and to comply in all other respects with the provisions of this Article II. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by the Company, the Holder delivering such notice shall deliver a written opinion, addressed to the Company, of counsel for the Holder of such Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification under the Securities Act. Such Holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered to the Company, if the Company does not reasonably object to such Transfer and request such opinion within fifteen (15) days after delivery of such notice, or, if it requests such opinion, does not reasonably object to such Transfer within fifteen (15) days after delivery of such opinion. Each certificate or other instrument evidencing the Securities upon the Transfer of any Securities shall bear the legend set forth above unless (a) in such opinion of counsel to the Holder of such Securities (which opinion and counsel shall be reasonably acceptable to the Company) registration of any future Transfer is not required by the applicable provisions of the Securities Act or (b) the Company shall have waived the requirement of such legends.

2.4 Removal. Notwithstanding the foregoing provisions, the restrictions imposed by this Section upon the transferability of any Securities shall cease and terminate when (i) any such Securities are sold or otherwise disposed of (a) pursuant to an effective registration statement under the Securities Act or (b) in a transaction contemplated by Section 2.3 above which does not require that the Securities so Transferred bear the legend set forth above, or (ii) the Holder of such Securities has met the requirements for Transfer of such Securities under Rule 144(k) under the Securities Act (subject to the delivery of opinions as set forth above). Whenever the restrictions imposed by this Section shall terminate, the Holder of any Securities as to which such restrictions have terminated shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by this Section.

ARTICLE III

RETENTION AGREEMENTS

3.1 Termination of Retention Agreements; “At Will” Employment.

(a) Each Non-Apollo Group Holder that is a party to a Retention Agreement hereby agrees that such Retention Agreement is replaced in its entirety by this Agreement.

(b) Each Non-Apollo Group Holder agrees that his or her employment with the Company is entirely voluntary for both parties and that either party may terminate the employment relationship at any time for any reason. This “at will” employment relationship can only be modified in writing by the applicable Non-Apollo Group Holder and an authorized officer of the Company. This paragraph contains the entire agreement between each Non-Apollo Group Holder and the Company regarding the rights and abilities of each party to terminate the employment relationship between them. (For purposes of this Article III, the term “Company” shall be deemed to include each of the subsidiaries of the Company, unless the context otherwise requires.)

3.2 Nondisclosure and Nonuse of Confidential Information. Each Non-Apollo Group Holder agrees as follows:

(a) The Non-Apollo Group Holder will not disclose or use at any time, either during the term of the Non-Apollo Group Holder’s employment (the “Employment Period”) or thereafter, any Confidential Information (as hereinafter defined) of which the Non-Apollo Group Holder is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is (i) directly related to and required by the Non-Apollo Group Holder’s performance in good faith of duties assigned to the Non-Apollo Group Holder by the Company and its Affiliates and/or (ii) required pursuant to an order of a court of competent jurisdiction. The Non-Apollo Group Holder will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

The Non-Apollo Group Holder shall deliver to the Company at the termination of the Employment Period, or at any time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the Work Product (as hereinafter defined) of the business of the Company which the Non-Apollo Group Holder may then possess or have under his or her control.

(b) As used in this Agreement, the term “Confidential Information” means information that is used, developed or obtained by the Company in connection with its business, including, but not limited to, information, observations and data obtained by the Non-Apollo Group Holder while employed by the Company or any predecessors thereof (including those obtained prior to the date of this Agreement) concerning (i) the business or affairs of the Company (or such predecessors), (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Non-Apollo Group Holder proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

(c) As used in this Agreement, the term “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Non-Apollo Group Holder (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed (and for the Non-Compete Period (as hereinafter defined) if and to the extent such Work Product results from any work performed for the Company, any use of the Company’s premises or property or any use of the Company’s Confidential Information) by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

3.3 Non-Solicitation; Non-Compete.

(a) During the period commencing on the date hereof and ending on the first anniversary of the date of termination of the Employment Period, the Non-Apollo Group Holder shall not directly or indirectly through another Person (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or in any way interfere with the relationship between the Company, on the one hand, and any employee thereof, on the other hand, (ii) hire any person who was an employee of the Company until six (6) months after such individual’s employment relationship with the Company has been terminated or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and the Company, on the other hand.

(b) The Non-Apollo Group Holder acknowledges that, in the course of his or her employment with the Company, he or she has become familiar, or will become familiar, with the Company’s trade secrets and with other confidential information concerning the Company, and that his or her services have been and will be of special, unique and extraordinary value to the Company. Therefore, the Non-Apollo Group Holder agrees that, during the period commencing on the date hereof and ending on the first anniversary of the date of termination of the Employment Period (the “Non-Compete Period”), the Non-Apollo Group Holder shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business competing with the businesses or the products of the Company as such businesses and/or products exist or are in the process of being formed or acquired as of the date of the termination of the Non-Apollo Group Holder’s employment, within any Restricted Territory. As used in this Agreement, the term “Restricted Territory” means the United States, Canada and any other country in which any product, process, good or service has been manufactured, provided, sold or offered or promoted for sale by the Company on or prior to the date that Non-Apollo Group Holder ceases to be employed by the Company. Nothing herein shall prohibit the Non-Apollo Group Holder from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the Non-Apollo Group Holder has no active participation in the business of such corporation.

(c) The Non-Apollo Group Holder understands that the foregoing restrictions may limit his or her ability to earn a livelihood in a business similar to the business of the Company, but he or she nevertheless believes that he or she has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his or her education, skills and ability), the Non-Apollo Group Holder does not believe would prevent him from otherwise earning a living. The Non-Apollo Group Holder has carefully considered the nature and extent of the restrictions placed upon him by this Agreement, and hereby acknowledges and agrees that the same are reasonable in time and territory and do not confer a benefit upon the Company disproportionate to the detriment of the Non-Apollo Group Holder.

3.4 Enforcement. Because the Non-Apollo Group Holder’s services are unique and because the Non-Apollo Group Holder has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its respective successors or assigns may, in addition to other rights and remedies existing in their favor at law or in equity, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security) or require the Non-Apollo Group

Holder to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of the covenants contained herein in this Agreement, if and when final judgment of a court of competent jurisdiction is so entered against the Non-Apollo Group Holder.

ARTICLE IV

AMENDMENT TO OPTION ARRANGEMENTS

4.1 Cash Dividends. Each Non-Apollo Group Holder hereby acknowledges and agrees that the Company shall not, as a result of or in connection with the prior or future declaration or payment of cash dividends on shares of Common Stock, make any payments with respect to then-outstanding Options granted under the 2003 Stock Option Plan or make any adjustments to the terms of such outstanding Options (including, without limitation, adjustments in the number and/or type of securities subject to and/or the exercise price of such Options).

4.2 Consent to Amendment to 2003 Option Agreement. Each Non-Apollo Group Holder agrees that with respect to each such Non-Apollo Group Holder’s respective Option Agreement under the 2003 Stock Option Plan, Section 2 of the Option Agreement is amended by deleting the reference to “Section 9.1” contained therein and replacing it with “Section 8.1”. Except as so amended, each such Option Agreement remains in full force and effect, enforceable in accordance with its terms.

4.3 Vesting of Tranche B and Tranche C Options. The Company acknowledges and agrees that, upon consummation of the Offering, each Non-Apollo Group Holder shall be fully vested in the Tranche B Options and Tranche C Options granted to such Non-Apollo Group Holder in accordance with Sections 4(b) and 4(c) of his or her respective Option Agreement under the 2003 Stock Option Plan. The parties further agree that (i) the Offering shall not constitute a Sale of the Company (as such term is defined in the 2003 Stock Option Plan) for purposes of Section 8 of such Non-Apollo Group Holder’s respective Option Agreement under the 2003 Stock Option Plan and (ii) Tranche A Options outstanding as of the Offering Date shall continue to be subject to the vesting requirements set forth in the applicable Option Agreement.

ARTICLE V

DEFERRED COMPENSATION PLANS

5.1 Consent to Amendment. Each Non-Apollo Group Holder agrees that with respect to the Deferred Compensation Plans, (i) the reference to “Section 5.1(c)” contained in Section 5.1(a) of such plans shall be deleted; (ii) all references to the Proposed Investor Rights Agreement (in the case of the 2003 Deferred Compensation Plan) or the Investor Rights Agreement (in the case of the 2004 Deferred Compensation Plan), other than the reference in Section 4.2 of the Deferred Compensation Plans, shall mean and refer to this Agreement; (iii) all references to Section 2 (or any portion thereof) of the Investor Rights Agreement shall be deleted; and (iv) all references to Section 4 (or any portion thereof) of the Investor Rights Agreement shall refer to the corresponding provision of Article VII of this Agreement. Except as so amended, the Deferred Compensation Plans remain in full force and effect, enforceable in accordance with their terms.

5.2 Voting. Each Non-Apollo Group Holder holding Deferred Shares under the Deferred Compensation Plans hereby acknowledges and agrees that (a) a Deferred Share represents only a contingent contractual obligation on the part of the Company to deliver a share of Common Stock on the applicable payment date and that, as such, he or she has no voting rights with respect to any of such Deferred Shares and (b) the Board shall direct the trustee under the Deferred Compensation Plans to vote the shares of Common Stock underlying each Non-Apollo Group Holder’s Deferred Shares in such a manner as calculated to most accurately reflect the vote of the other holders of Common Stock.

ARTICLE VI

RESTATEMENT OF INVESTOR RIGHTS AGREEMENT

Each Holder hereby acknowledges and agrees that this Agreement amends and restates the Investor Rights Agreement in its entirety, effective immediately prior to, but subject to the consummation, the Offering.

ARTICLE VII

REGISTRATION RIGHTS

7.1 Participation. Subject to Section 7.2 hereof, if at any time after the Offering Date the Company files a registration statement (a) in connection with the exercise of any demand rights by the Apollo Group and any other Holder or Holders possessing such rights, or (b) in connection with which the Apollo Group exercises piggyback registration rights (other than a registration on Form S-4 or S-8 or any successor form to such Forms or any registration of securities as it relates to an offering and sale to management of the Company pursuant to any employee stock plan or other employee benefit plan arrangement) with respect to an offering that includes any Securities, then the Company shall give prompt notice (the “Initial Notice”) to the Non-Apollo Group Holders and, notwithstanding the Transfer restrictions contained in Section 1.1 hereof, the Non-Apollo Group Holders shall be entitled to include in such registration statement the Registrable Securities (as defined in Section 7.8) held by them. If the Non-Apollo Group Holders elect to include any or all of their Registrable Securities in such registration statement, then the Company shall give prompt notice (the “Piggyback Notice”) to each Holder (excluding the Non-Apollo Group Holders) and each such Holder shall be entitled to include in such registration statement the Registrable Securities held by it. The Initial Notice and Piggyback Notice shall offer the Non-Apollo Group Holders and the Holders, respectively, the right, subject to Section 7.2, to register such number of shares of Registrable Securities as each Non-Apollo Group Holder and each Holder may request and shall set forth (a) the anticipated filing date of such registration statement and (b) the number of Securities that is proposed to be included in such registration statement. Subject to Section 7.2, the Company shall include in such registration statement such shares of Registrable Securities for which it has received written requests to register such shares within fifteen (15) days after the Initial Notice and seven (7) days after the Piggyback Notice has been given.

7.2 Underwriter’s Cutback. Notwithstanding the foregoing, if a registration pursuant to this Section 7.1 involves an Underwritten Offering (as defined in Section 7.8) and the managing underwriter or underwriters of such proposed Underwritten Offering advises the Company that the total or kind of Securities which such Holders and any other Persons intend to include in such offering would be reasonably likely to adversely affect the price, timing or distribution of the Securities offered in such offering, then the number of Securities proposed to be included in such registration shall be allocated among the Company and all of the selling Apollo Group and Non-Apollo Group Holders proportionately, such that the number of Securities that each such Person shall be entitled to sell in the Underwritten Offering (other than the initial Underwritten Offering) shall be included in the following order:

(a) In the event of an exercise of any demand rights by the Apollo Group or any other Holder or Holders possessing such rights:

(i) first, the Securities held by the Persons requesting their securities be included in such registration pursuant to the terms of this Article VII or pursuant to the Registration Rights Agreement dated as of November 24, 2003 between the Company and the Apollo Group (the “Registration Rights Agreement”), pro rata based upon the number of Securities of each class or series owned by each such Person at the time of such registration; and

(ii) second, the Securities to be issued and sold by the Company in such registration.

(b) In the event of an exercise of any piggyback registration rights by the Apollo Group or any other Holder or Holders possessing such rights:

(i) first, the Securities to be issued and sold by the Company in such registration; and

(ii) second, the Securities held by the Persons requesting their Securities be included in such registration pursuant to the terms of this Article VII or pursuant to the Registration Rights Agreement, pro rata based upon the number of Securities of each class or series owned by each such Person at the time of such registration.

7.3 Lock-Up. If the Company at any time after the Offering Date shall register Securities under the Securities Act for sale to the public, no Non-Apollo Group Holder shall sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock without the prior written consent of the Company, for the period of time in which the Apollo Group has similarly agreed not to sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any capital stock of the Company. The restrictions of this Section 7.3 are in addition to, not in lieu of, the other restrictions set forth in this Agreement (including, without limitation, the lock-up restrictions set forth in Article I).

7.4 Company Control. The Company may decline to file a registration statement after giving the Initial Notice or the Piggyback Notice, or withdraw a registration statement after filing and after such Piggyback Notice, but prior to the effectiveness of the registration statement, provided that the Company shall promptly notify each Holder in writing of any such action and provided further that the Company shall bear all reasonable expenses incurred by such Holder or otherwise in connection with such withdrawn registration statement. Notwithstanding any other provision herein, the Company shall have sole discretion to select any and all underwriters that may participate in any Underwritten Offering.

7.5 Participation in Underwritten Offerings. No Person may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person’s Securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-ups and other documents required for such underwriting arrangements. Nothing in this Section 7.5 shall be construed to create any additional rights regarding the piggyback registration of Registrable Securities in any Person otherwise than as set forth herein.

7.6 Expenses. The Company will pay all registration expenses in connection with each registration of Registrable Securities requested pursuant to this Article VII; provided, that each Holder shall pay all applicable underwriting fees, discounts and similar charges.

7.7 Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each selling Holder, its officers, directors and employees and each Person who controls (within the meaning of the Securities Act) such selling Holder against any losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may be caused by or contained in any information furnished in writing to the Company by such selling Holder for use therein; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such preliminary prospectus if (i) such selling Holder failed to deliver or cause to be delivered a copy of the prospectus to the Person asserting such loss, claim, damage, liability or expense after the Company has furnished such selling Holder with a sufficient number of copies of the same and (ii) the prospectus completely corrected in a timely manner such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the securities to the Person asserting such loss, claim, damage, liability or expense after the Company had furnished such selling Holder with a sufficient number of copies of the same. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the selling Holder, if requested.

(b) Indemnification by Selling Holders. Each selling Holder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities and expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished by such selling Holder to the Company for inclusion in such registration statement, prospectus or preliminary prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Securities to the Person asserting such loss, claim, damage, liability or expense. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds received by such selling Holder upon the sale of the Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or registration statement.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt (but in any event within 30 days after such Person has actual knowledge of the facts constituting the basis for indemnification) written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any delay or failure to so notify the indemnifying party shall relive the indemnifying party of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure; provided, further, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, or (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon advice of counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), provided that an indemnified party shall not be required to consent to any settlement involving the imposition of equitable remedies or involving the imposition of any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Whenever the indemnified party or the indemnifying party receives a firm offer to settle a claim for which indemnification is sought hereunder, it shall promptly notify the other of such offer. If the indemnifying party refuses to accept such offer within 20 business days after receipt of such offer (or of notice thereof), such claim shall continue to be contested and, if such claim is within the scope of the indemnifying party’s indemnity contained herein, the indemnified party shall be indemnified pursuant to the terms hereof. If the indemnifying party notifies the indemnified party in writing that the indemnifying party desires to accept such offer, but the indemnified party refuses to accept such offer within 20 business days after receipt of such notice, the indemnified party may continue to contest such claim and, in such event, the total maximum liability of the indemnifying party to indemnify or otherwise reimburse the indemnified party hereunder with respect to such claim shall be limited to and shall not exceed the amount of such offer, plus reasonable out-of-pocket costs and expenses (including reasonably attorneys’ fees and disbursements) to the date of notice that the indemnifying party desires to accept such offer, provided that this sentence shall not apply to any settlement of any claim involving the imposition of equitable remedies or to any settlement imposing any material obligations on such indemnified party other than financial obligations for which such indemnified party will be indemnified hereunder. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim in any one jurisdiction, unless in the written opinion of counsel to the indemnified party, reasonably satisfactory to the indemnifying party, use of one counsel would be expected to give rise to a conflict of interest between such indemnified party and any other of such indemnified parties with respect to such claim, in which even the indemnifying party shall be obligated to pay the fees and expenses of one each additional counsel.

(d) Other Indemnification. Indemnification similar to that specified in this Section 7.7 (with appropriate modifications) shall be given by the Company and each selling Holder with respect to any required registration or other qualification of securities under federal or state law or regulation of governmental authority other than the Securities Act.

(e) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no selling Holder shall be required to contribute in an amount greater than the dollar amount of the proceeds received by such selling Holder with respect to the sale of any Securities. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.8 Certain Definitions. For purposes of this Article VII:

(a) “Registrable Securities” shall mean Securities; provided, that any Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (ii) such Registrable Securities are distributed pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or (iii) such Registrable Securities shall have been otherwise Transferred and new certificates for them not bearing a legend restricting further Transfer under the Securities Act shall have been delivered by the Company; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

(b) “Underwritten Offering” means a sale of Securities to an underwriter for reoffering to the public.

ARTICLE VIII

2004 LONG-TERM INCENTIVES

8.1 2004 Long-Term Incentive Plan. Each Holder hereby (a) consents to the creation by the Board of a performance incentive plan to be known as the 2004 Long-Term Incentive Plan (the “LTIP”) in substantially the form attached hereto as Exhibit A and (b) acknowledges and agrees that such consent shall constitute a consent in writing for purposes of Section 228 of the Delaware General Corporation Law.

8.2 The Company agrees that, consistent with its past practices, it will continue to pay a cash bonus to each Non-Apollo Group Holder with respect to each dividend payment made by the Company on its Common Stock for as long as such Non-Apollo Group holder has Deferred Shares credited to a Deferred Compensation Account under the Deferred Compensation Plans, with each Non-Apollo Group Holder’s bonus amount with respect to any such dividend payment after the date hereof being equal to the applicable per share cash dividend paid on the Company’s Common Stock multiplied by the number of Deferred Shares credited to such Non-Apollo Group Holder’s Deferred Compensation Account under the Deferred Compensation Plans as of the record date for such dividend payment (or the payment date if there is no such record date). Each Non-Apollo Group Holder agrees that such bonus is being paid as additional compensation by the Company and that the Non-Apollo Group Holders have not been and will not be entitled to any cash dividend payments or other adjustments under the Deferred Compensation Plans.

ARTICLE IX

LIMITED WAIVER; ACKNOWLEDGEMENT OF CUTBACKS;

FRACTIONAL INTERESTS

9.1 Apollo Group Holder Limited Waiver. Each Apollo Group Holder hereby waives the Company’s failure to comply with the notice requirements of Section 4(a) of the Registration Rights Agreement with respect to the Company’s registration of shares of Common Stock under the Securities Act pursuant to the Company’s filing of a registration statement on Form S-1 with the Securities and Exchange Commission on April 7, 2004 (the “Initial Filing”), and otherwise acknowledges the effectiveness of such filing. The waiver provided herein shall be limited to Section 4(a) of the Registration Rights Agreement and shall not be construed as a waiver of any other term or condition of the Registration Rights Agreement.

9.2 Non-Apollo Group Holder Limited Waiver and Acknowledgement.

(a) Each Non-Apollo Group Holder hereby waives the Company’s failure to comply with the Initial Notice requirements of Section 4(a) of the Investor Rights Agreement (before giving effect to Article VI herein) with respect to the Apollo Group Holders’ exercise of their piggy back registration rights in connection with the Company’s registration of shares of Common Stock under the Securities Act pursuant to the Initial Filing, and otherwise acknowledges the effectiveness of such filing. The waiver provided herein shall be limited to Section 4(a) of the Investor Rights Agreement (before giving effect to Article VI herein) and shall not be construed as a waiver of any other term or condition of the Investor Rights Agreement.

(b) If the Offering is consummated, each Non-Apollo Group Holder shall (i) execute and deliver a power of attorney pursuant to which the duly appointed attorney thereunder shall execute, on behalf of such Non-Apollo Group Holder, the underwriting agreement to be entered into in connection with the Offering by the Company and the other parties thereto (the “Underwriting Agreement”), (ii) sell to the underwriters pursuant to the Underwriting Agreement a number of shares of shares of Common Stock equal to such Non-Apollo Group Holder’s Initial Share Amount and (iii) comply with Section 4 of the Investor Rights Agreement (before giving effect to Article VI herein) as if such Non-Apollo Group Holder were exercising its Piggy Back Registration Right pursuant thereto. The Company hereby acknowledges and agrees that the election by each Non-Apollo Group Holder contained in this Section 9.2(b) shall be in full compliance with the Piggyback Notice requirements of Section 4(a) of the Investor Rights Agreement (before giving effect to Article VI herein), and otherwise acknowledges the effectiveness of such election.

(c) Each Non-Apollo Group Holder hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, the provisions of Section 4(b) of the Investor Rights Agreement (before giving effect to Article VI herein) shall remain in effect, solely in connection with the Offering, with respect to each Non-Apollo Group Holder’s requirement to reduce his or her respective number of shares of Common Stock proposed to be included in the Offering upon the request of the managing underwriter of the Offering.

9.3 Fractional Interests.

(a) The Holders acknowledge that, prior to the Offering, the Company will effect a forward split of the Common Stock (the “Stock Split”), pursuant to which each share of Common Stock issued and outstanding prior to the Stock Split will, without any action on the part of the holder thereof, be automatically reclassified, changed and converted into 39.0852996265402 (the “Split Factor”) shares of Common Stock. The Holders further acknowledge that the Company will not issue any fractional shares of Common Stock following the Stock Split, and any fractional shares of Common Stock resulting from the Stock Split will be rounded down to the nearest whole number of shares of Common Stock.

(b) Each Apollo Group Holder hereby waives and irrevocably releases the Company from any claims or rights that it may have with respect to any fractional shares that would otherwise be issuable to such Holder upon the effectiveness of the Stock Split, including, without limitation, any claims or rights under Section 155 of the Delaware General Corporation Law, and each Apollo Group Holder hereby transfers and assigns to the Company all right, title and interest in and to any fractional shares that would otherwise be issuable to such Holder upon the effectiveness of the Stock Split.

(c) Each Non-Apollo Group Holder hereby acknowledges and agrees that, upon the effectiveness of the Stock Split, (i) the number of Deferred Shares credited to such Non-Apollo Group Holder’s Deferred Compensation Account shall be adjusted by multiplying the number of Deferred Shares credited immediately prior to the Stock Split by the Split Factor and rounding the product thereof down to the nearest whole number of Deferred Shares and (ii) (a) the number of Tranche A Options, Tranche B Options and Tranche C Options held by such Non-Apollo Group Holder shall be adjusted by multiplying the number of Tranche A Options, Tranche B Options and Tranche C Options held immediately prior to the Stock Split by the Split Factor and rounding the product thereof down, in each case, to the nearest whole number of Options and (b) the exercise price for all Options shall be adjusted by dividing the exercise price in effect immediately prior to the Stock Split by the Split Factor.

ARTICLE X

NOTICE AMENDMENT

Each Holder hereby consents and agrees to amend the Notice provision of each and every written agreement, contract or other document entered into prior to the date hereof by one or all of the Holders, on the one hand, and the Company, on the other hand, by:

(a) deleting the address and telecopy information for the law firm of O’Melveny & Myers LLP contained therein and replacing such information with the following:

“Times Square Tower

7 Times Square

New York, NY 10036

Telecopy: (212) 326-2061

Attention: Adam Weinstein, Esq.”

(b) in the case of any notice to the Company, by adding the following as a party that is entitled to receive a copy of such notice:

United Agri Products, Inc.

7251 W. 4 Street

Greeley, CO 80634

Facsimile: (970) 347-1560

Attention: General Counsel

ARTICLE XI

DEFINITIONS

As used in this Agreement:

“2003 Stock Option Plan” has the meaning set forth in Section 1.1(a).

“2003 Deferred Compensation Plan” has the meaning set forth in Section 1.1(a).

“2004 Deferred Compensation Plan” has the meaning set forth in Section 1.1(a).

“Apollo Group” means Apollo Investment Fund V, L.P., a Delaware limited partnership, Apollo Overseas Partners V, L.P., Apollo Management V, L.P. and each of their respective affiliates.

“Board” means the Board of Directors of the Company and any duly authorized committee thereof. All determinations by the Board required pursuant to the terms of this Agreement to be made by the Board shall be binding and conclusive.

“Common Stock” has the meaning set forth in the recitals.

“Confidential Information” has the meaning set forth in Section 3.2(b).

“Deferred Compensation Accounts” has the meaning set forth in the Deferred Compensation Plans.

“Deferred Compensation Plans” means the 2003 Deferred Compensation Plan and the 2004 Deferred Compensation Plan.

“Deferred Shares” has the meaning ascribed to the term “Deferred Common Stock Units” under each of the Deferred Compensation Plans.

“Employment Period” has the meaning set forth in Section 3.2(a).

“Full Cause” means, with respect to any Non-Apollo Group Holder, (i) such Non-Apollo Group Holder’s indictment for a crime of moral turpitude or a felony that involves financial misconduct or moral turpitude that has resulted, or reasonably could be expected to result, in any adverse publicity regarding the Non-Apollo Group Holder or the Company or economic injury to the Company, (ii) a knowing and intentional fraudulent act or failure to act by such Non-Apollo Group Holder that has resulted, or reasonably could be expected to result, in demonstrable and serious economic injury to the Company or (iii) a material breach by such Non-Apollo Group Holder of this Agreement or any other agreement entered into between the Non-Apollo Group Holder and the Company or any of its subsidiaries or Affiliates, in each case after notice and a reasonable opportunity to cure (if such breach can be cured). For purposes hereof, no act or omission shall be considered willful unless committed in bad faith or without a reasonable belief that the act or omission was in the best interests of the Company.

“Good Reason” means, with respect to any Non-Apollo Group Holder, (a) a reduction in the amount of such Non-Apollo Group Holder’s annual base salary as in effect on or after the Offering Date, or (b) without limiting the generality of the foregoing, any material breach by the Company or any of its subsidiaries or other Affiliates of (i) this Agreement or (ii) any other agreement between the Non-Apollo Group Holder and the Company or any such subsidiary or other Affiliate, which material breach is not remedied by the Company promptly after receipt of notice thereof given by the Non-Apollo Group Holder; provided, however, that the Non-Apollo Group Holder agrees not to terminate his or her employment for Good Reason if, after notice and a reasonable opportunity to cure, the Company has remedied such facts and circumstances constituting Good Reason.

“Group” shall have the meaning ascribed thereto in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Holders” means the holders of Securities.

“Initial Notice” has the meaning set forth in Section 7.1.

“Investor Rights Agreement” has the meaning set forth in the recitals.

“Net Option Value” has the meaning set forth in Section 1.2(a).

“Non-Apollo Group Holders” means Holders other than members of the Apollo Group.

“Non-Compete Period” has the meaning set forth in Section 3.2(b).

“Offering” has the meaning set forth in the recitals.

“Offering Date” means the date on which the Offering is consummated.

“Old Management Incentive Agreement” has the meaning set forth in the recitals.

“Options” means options to acquire shares of the Company’s Common Stock.

“Per Share Offering Price” has the meaning set forth in Section 1.2(a).

“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Notice” has the meaning set forth in Section 7.1.

“Registrable Securities” has the meaning set forth in Section 7.8(a).

“Registration Rights Agreement” has the meaning set forth in Section 7.2(a)(i).

“Release Date” has the meaning set forth in Section 1.2(b).

“Restricted Territory” has the meaning set forth in Section 3.2(b).

“Retention Agreement” has the meaning set forth in the recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Termination of Employment” has the meaning set forth in the Deferred Compensation Plans.

“Tranche A Options” means the options designated as Tranche A Options under the Company’s 2003 Stock Option Plan. ”Tranche B Options” means the options designated as Tranche B Options under the Company’s 2003 Stock Option Plan.

“Tranche C Options” means the options designated as Tranche C Options under the Company’s 2003 Stock Option Plan.

“Transfer” has the meaning set forth in Section 1.1(a).

“Underwritten Offering” has the meaning set forth in Section 7.8(b).

“Vested Options” means Options that are exercisable in accordance with the Company’s 2003 Stock Option Plan and includes, for purposes hereof, the Tranche B Options and the Tranche C Options.

“Work Product” has the meaning set forth in Section 3.2(c).

ARTICLE XII

INVESTOR REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Non-Apollo Group Holder hereby represents and warrants to the Company that:

(a) the Non-Apollo Group Holder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and has taken all requisite action to authorize the execution, delivery and performance of this Agreement, and this Agreement has been duly executed by the Non-Apollo Group Holder;

(b) the execution, delivery and performance of this Agreement by the Non-Apollo Group Holder does not and will not, with or without notice or the passage of time, conflict with, breach, violate or cause a default under any agreement, contract or instrument to which the Non-Apollo Group Holder is a party or any judgment, order or decree to which the Non-Apollo Group Holder is subject;

(c) upon the execution and delivery of this Agreement by the Company and the Non-Apollo Group Holder, this Agreement will be a legal, valid and binding obligation of the Non-Apollo Group Holder, enforceable in accordance with its terms;

(d) the Non-Apollo Group Holder as of the date hereof will be a continuing employee of the Company or one of its Affiliates;

(e) the Deferred Shares, the Options and any Securities which may be acquired by the Non-Apollo Group Holder upon the payment of such Deferred Shares or the exercise of such Options are being acquired for such Non-Apollo Group Holder’s own account, for investment only and not with a view to, or an intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(f) the Non-Apollo Group Holder has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable him to understand and evaluate the risks and benefits of his or her investment in the Securities;

(g) the Non-Apollo Group Holder has no need for liquidity in his or her investment in the Securities and is able to bear the economic risk of his or her investment in the Securities for an indefinite period of time and understands that, the Securities have not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Securities in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

(h) the Non-Apollo Group Holder understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Non-Apollo Group Holder) promulgated under the Securities Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts;

(i) the Non-Apollo Group Holder understands that (even if permitted under the Securities Act and state securities laws) the Transfer of the Securities may not be permitted by the terms of this Agreement, unless certain conditions are met;

(j) the Non-Apollo Group Holder understands that the Company will rely upon the accuracy and truth of the representations and warranties of the Non-Apollo Group Holder set forth herein and the Non-Apollo Group Holder consents to such reliance.

ARTICLE XIII

MISCELLANEOUS

13.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior written or oral agreements, contemporaneous oral agreements, understandings and negotiations between the parties with respect to the subject matter hereof. Each Holder that is a party to the Old Management Incentive Agreement, the Investor Rights Agreement and/or any Retention Agreement hereby acknowledges and agrees that the foregoing agreements, to the extent applicable to such Holder, are terminated and replaced in their entirety by this Agreement.

13.2 Exclusive Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in a federal or state court located in the State of Colorado and in the City and County of Denver, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each party shall bear its own expenses incurred in connection with any suit, action or proceeding.

13.3 Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY CHOICE OF LAW PROVISIONS.

13.4 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.5 Amendments and Waivers. This Agreement may be amended or waived from time to time by an instrument in writing signed by (i) the Non-Apollo Group Holders parties hereto possessing a majority of the Securities that are subject to the restrictions set forth in Section 1.1, on a fully-diluted basis, as of the date the vote is taken, (ii) the Company and (iii) solely with respect to Articles VI through X and Article XII, the holders of a majority of the shares of Common Stock held by the Apollo Group Holders.

13.6 Notices. All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, registered first-class mail, next-day air courier, telex, facsimile, telecopier, or similar writing:

(i) If to the Company:

UAP Holding Corp.

c/o Apollo Management, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

with a copy to:

O’Melveny & Myers, LLP

Times Square Tower

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

with a copy to:

United Agri Products, Inc.

7251 W. 4 Street

Greeley, CO 80634

Facsimile: (970) 347-1560

Attention: General Counsel

(ii) If to the Apollo Group:

Apollo Management, L.P.

9 West 57th Street, 43rd Floor

New York, NY 10019

Facsimile: (212) 515-3264

Attention: Marc Becker

with a copy to:

O’Melveny & Myers, LLP

Times Square Tower

7 Times Square

New York, NY 10036

Facsimile: (212) 326-2061

Attention: Adam K. Weinstein, Esq.

(iii) If to any Non-Apollo Group Holder, to the address set forth with respect to such Non-Apollo Group Holder in the Company’s records.

All such notices and communications shall be deemed to have been duly given: (a) when delivered by hand, if personally delivered; (b) five (5) business days after being deposited in the mail, postage prepaid, if mailed; (c) one (1) business day after being timely dispatched postage prepaid, if by same day or next day courier; (d) when receipt acknowledged, if sent by facsimile transmission and (e) if given by any other means, when delivered at the addresses referred to in this Section 13.6. Any of the above addresses may be changed by notice made in accordance with this Section 13.6.

13.7 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns.

13.8 Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of contempt jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

13.9 Further Assurances. Each party shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

13.10 Counterparts. This Agreement may be executed in any number of separate counterparts (including by facsimile), each of which shall be an original and all of which taken together shall constitute one and the same instrument.

13.11 Effectiveness. This Agreement shall be effective immediately upon the consummation of the Offering. If the Offering is not completed for any reason on or before December 31, 2004, this Agreement shall be of no force or effect.

* * * *

IN WITNESS WHEREOF, this Agreement is executed by the Company and by each Holder to be effective as of the date first above written.

COMPANY

UAP HOLDING CORP.

By:
Name:
Title:

APOLLO GROUP HOLDERS

IN EACH CASE, EXECUTING SOLELY WITH RESPECT TO ARTICLES VI THROUGH XI AND ARTICLE XIII

APOLLO INVESTMENT FUND V, LP

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:
Name:
Title:

APOLLO OVERSEAS PARTNERS V, L.P.

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS V (A), LP

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:
Name:
Title:

APOLLO NETHERLANDS PARTNERS V (B), LP

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:
Name:
Title:

APOLLO GERMAN PARTNERS V GMBH KG & CO.

By:	Apollo Management V, L.P., its Manager

By:	AIF V Management, Inc., its General Partner

By:
Name:
Title:

NON-APOLLO GROUP HOLDERS

KENNETH CORDELL	DAVID BULLOCK

BRYAN WILSON	TERRY FUHRMAN

DAVE TRETTER	KENT MCDANIEL

ROBERT BOYCE	H. JAMES BENSHOOF

WILLIAM PAGE	TODD SUKO

DAVID JOHNSON	JEFF TARSI

DEAN WILLIAMS	CASEY DANIEL

TED WELLS	JOE MIDDIONE

JEFF NOVAK	DONNIE RAY SMITH

ROGER FITZKE	TOMMY LAUX

DEAL ALBRECHT	RON MAITOZA

JOE WISE	SHANNON BATMAN

SAM GREEN	JOHN MOLPUS

KEVIN HOWARD	GINA UNDERWOOD

DAN GREEN	DENNIS ROERTY

BAHA DEMIRORZ	CHARLES OWEN

EXHIBIT A

Long-Term Incentive Plan